                                                                    EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 1996, except for Notes 7(a), 8(a) and 20, which are as of April 8, 1996, relating to the consolidated financial statements of North American Technologies Group, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                       /s/BDO Seidman, LLP

                                          BDO Seidman, LLP


Houston, Texas
July 26, 1996